UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 1, 2021

HEALTHEQUITY, INC.

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported previously, effective April 1, 2021, Darcy Mott resigned as Executive Vice President and Chief Financial Officer of HealthEquity, Inc. (the “Company”). Mr. Mott will continue to act as a special advisor to the Company. Tyson Murdock succeeded Mr. Mott as the Company’s Executive Vice President and Chief Financial Officer effective April 1, 2021. Mr. Murdock will serve as the Company’s principal financial officer and principal accounting officer for purposes of filings with the Securities and Exchange Commission.
Mr. Murdock, age 49, joined the Company in January 2018 where he served as Senior Vice President and Corporate Controller until June 2020 and most recently as Executive Vice President and Deputy Chief Financial Officer from June 2020 to March 2021. Prior to joining the Company, Mr. Murdock worked in various roles at eBay, Inc. beginning in the San Jose, CA corporate headquarters in 2007 as part of the Mergers and Acquisitions team, followed by service in the Salt Lake City, Utah office as the Chief Financial Officer of eBay Marketplace’s Global Customer Experience division from February 2015 to January 2018. Prior to joining eBay, Inc., Mr. Murdock worked as a senior manager at Ernst & Young LLP in the San Francisco Bay Area, serving a variety of public and private audit clients. Mr. Murdock holds a B.S. and a Master of Accountancy from Brigham Young University and is a Certified Public Accountant.
There are no family relationships between Mr. Murdock and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Murdock or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as an officer of the Company. There are no transactions between Mr. Murdock or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.
The Company previously entered into a written employment agreement with Mr. Murdock, which was approved by the Company’s compensation committee. Mr. Murdock’s employment agreement provides for “at-will” employment and does not have a stated duration or term. Under the terms of the employment agreement, Mr. Murdock is currently entitled to a base salary of not less than $350,000 and is eligible for an annual incentive bonus award with a target of 75% of Mr. Murdock’s base salary based upon the achievement of corporate and individual performance objectives as determined by the Company’s compensation committee. Under the terms of the employment agreement, Mr. Murdock previously received an award of restricted stock units with a fair market value of $550,000, which cliff vests following the expiration of the performance period ending January 31, 2023 based on the total shareholder return vesting metrics approved by the Company’s compensation committee on March 31, 2020.
Mr. Murdock’s employment agreement also provides him with the opportunity to receive certain post-employment payments and benefits in the event of certain types of termination of his employment. Upon termination of Mr. Murdock's employment by the Company without “cause” (as defined in Mr. Murdock’s employment agreement) or by Mr. Murdock for “good reason” (as defined in Mr. Murdock’s employment agreement), in addition to any compensation that has been accrued or earned but not yet paid, subject to the execution of a general release of claims in favor of the Company and its affiliates, Mr. Murdock would be entitled to: (i) continued payment of his then current annual base salary for 12 months following the termination date; (ii) subject to the achievement of the applicable performance conditions for the relevant fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other executive officers; and (iii) subject to Mr. Murdock’s election of COBRA continuation coverage, provided he does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for the 12-month period following the date of termination.
If Mr. Murdock is terminated in connection with a change in control of the Company, he will be entitled to the severance benefits provided in the Company’s Amended and Restated Executive Change in Control Severance Plan (the “Severance Plan”), which provides for the same salary, bonus, and COBRA benefits described above. In addition, the vesting of all unvested equity awards will accelerate on a “double trigger” basis such that if Mr. Murdock’s employment with the Company is terminated by the Company without “cause” or by Mr. Murdock for “good reason” (each as defined in the Severance Plan), in each case, within the first 12-month period following a change in control of the Company in which Mr. Murdock’s equity awards are assumed or substituted for by the acquirer then, subject to all other terms and conditions set forth in the Severance Plan being met, any such assumed or substituted equity award held by Mr. Murdock that is then unvested will fully vest.
In addition, upon a termination of Mr. Murdock’s employment due to death or “disability” (as defined in Mr. Murdock’s employment agreement), in addition to any accrued or earned but unpaid amounts, Mr. Murdock (or Mr. Murdock’s estate or beneficiaries, as the case may be) would be entitled to, subject to the achievement of the applicable performance conditions for the relevant fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other executive officers.
Mr. Murdock also signed a Confidentiality, Non-Interference, and Invention Assignment Agreement with the Company which subjects him to customary confidentiality restrictions that apply during his employment and indefinitely thereafter, a covenant not to compete during his employment, and for a period of 12 months thereafter, and a non-interference covenant while employed with us and for a period of 24 months thereafter. Generally, the non-compete provisions prevent Mr. Murdock from engaging in consumer healthcare related businesses, including the business of acting as custodian or administrator for medical payment reimbursement accounts and other consumer-directed benefits, including, but not limited to, health savings accounts, flexible spending accounts and health reimbursement accounts, COBRA administration, commuter and other benefits or any other business activities in which we or any of our affiliates are engaged (or have committed plans to engage) during his employment. The non-interference covenant prevents Mr. Murdock from soliciting or hiring our employees or those of our affiliates and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with us or our affiliates, or in any manner interfering with our relationships with such parties.
The foregoing description of Mr. Murdock’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Tyson Murdock and the Company
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: April 1, 2021	By:	/s/ Delano Ladd
	Name:	Delano Ladd
	Title:	EVP, General Counsel and Secretary